CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-126545, 333-155773 and 333-167337), Form S-4 (Nos. 333-121617, 333-107494 and 333-162398) and Form S-8 (Nos. 333-134283, 333-113269, 333-111829, 333-74620, 333-41993, 333-105428, 333-67451, 333-62918, 333-163197, 333-78537, 333-174373 and 333-176353) of CoreLogic, Inc. of our report dated February 29, 2012, except with respect to our opinion on the consolidated financial statements insofar as it relates to the the effects of the change in certain items in the third paragraph of reclassification and correction of prior period revisions and second paragraph of external cost of revenues discussed in Note 2, as to which the date is April 30, 2012, relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appear in this Form 10‑K/A.

/s/ PricewaterhouseCoopers LLP

Orange County, California
April 30, 2012